                                                                    EXHIBIT 4.11


                                                                [EXECUTION COPY]



                         REGISTRATION RIGHTS AGREEMENT


                         Dated as of December 12, 1995


                                  by and among


                               MOBIL CORPORATION
                          MOBIL G. B. 388 FINANCE INC.


                                      and


                       MORGAN STANLEY & CO. INCORPORATED



           Pass Through Certificates, Series 1995-A1 through 1995-A6

                         REGISTRATION RIGHTS AGREEMENT


          This Registration Rights Agreement (the "Agreement") is made and entered into as of December 12, 1995, by and among Mobil Corporation, a Delaware corporation ("Mobil"), Mobil G. B. 388 Finance Inc., a Delaware corporation ("MGB") and Morgan Stanley & Co. Incorporated, a Delaware corporation (the "Purchaser").

          This Agreement is made pursuant to the Placement Agreement, dated December 6, 1995 (the "Placement Agreement"), among Mobil, MGB and the Purchaser, which provides for the sale by Mobil and MGB to the Purchaser of an aggregate of $92,185,000 principal amount of Pass Through Certificates, Series 1995-A1 through 1995-A6 as set forth on Exhibit A hereto (collectively, the "Certificates"). In order to induce the Purchaser to enter into the Placement Agreement, Mobil and MGB have agreed to provide the registration rights set forth in this Agree ment. The execution of this Agreement is a condition to the Closing under the Placement Agreement.

          The parties hereby agree as follows:

1.   Definitions
     -----------

          Capitalized terms used herein without definition shall have their respective meanings set forth in the Placement Agreement. As used in this Agreement, the following terms shall have the following meanings:

          Advice:  See Section 4(o).

          Closing Date: December 12, 1995, or such other date as may be agreed upon for the sale and purchase of the Certificates pursuant to the Placement Agreement.

          Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

          Exchange Offer: The exchange offer by Mobil and MGB of Exchange Securities for Registrable Securities pursuant to Section 3(d) hereof.

          Exchange Offer Registration: A registration under the Securities Act effected pursuant to Section 3(d) hereof.

          Exchange Offer Registration Statement: An exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          Exchange Securities: Pass Through Certificates issued by the Pass Through Trustee of each Pass Through Trust under a pass through trust agreement containing terms identical mutatis mutandis to the Certificates (except that interest thereon shall accrue from the last date on which interest was paid on the Certificates or, if no such interest has been paid, from December 12, 1995), to be offered to holders of Certificates in exchange for Certificates pursuant to the Exchange Offer.

          Indenture: The Trust Indenture, Mortgage, Assignment of Lease and Security Agreement dated as of December 12, 1995, between the Indenture Trustee and the Owner Trustee, as amended or supplemented from time to time in accordance with the terms thereof.

          Indenture Trustee: First Security Bank of Utah, National Association, as Indenture Trustee under the Indenture.

          MPTN:  Mobil Producing Texas & New Mexico Inc.

          Owner Trustee:  Fleet National Bank of Connecticut.

          Pass Through Trust Agreements: Each of the Pass Through Trust Agreements, dated as of December 12, 1995, among Mobil, MGB and First Security Bank of Utah, National Association, as Pass Through Trustee, pursuant to which the Certificates are being issued, as amended or supplemented from time to time in accordance with the terms thereof.

          Pass Through Trustee: First Security Bank of Utah, National Association, as Pass Through Trustee under the Pass Through Trust Agreements.

          Prospectus: The prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement or of the Exchange Securities, as the case may be, and all other amendments and supplements to the Prospectus, including post-effective amendments and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

          Registrable Securities: All Certificates which are Restricted Securities.

          Registration Expenses:  See Section 5 hereof.

          Registration Statement: Any registration statement of Mobil and MGB which covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

          Restricted Securities: Any and all Certificates upon original issuance thereof and at all times subsequent thereto until, as to any Certificate, (i) the sale of such Certificate has been effectively registered under the Securities Act and such Certificate has been disposed of in accordance with the Registration Statement relating thereto or (ii) it is distributed to the public pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the Securities Act or (iii) an Exchange Offer Registration Statement has been declared effective and such Certificate has been exchanged for an Exchange Security by a person who is not then deemed to be an Underwriter as defined in Section 2(11) of the Securities Act.

          SEC:  The Securities and Exchange Commission.

          Secured Notes:  The Secured Notes issued pursuant to the Indenture.

          Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

          Shelf Registration:  See Section 3 hereof.

          Special Counsel: Kirkland & Ellis, special counsel to the Purchaser or such other special counsel as may be designated by the holders of a majority in aggregate principal amount of Registrable Securities outstanding.

          TIA:  The Trust Indenture Act of 1939, as amended.

2.   Securities Subject to this Agreement
     ------------------------------------

          (a) The securities entitled to the benefits of this Agreement are the Registrable Securities.

          (b) A Person is deemed to be a holder of Registrable Securities whenever such Person beneficially owns Registrable Securities; provided, that only Registrable Securities of holders who are registered holders of Registrable Securities shall be counted for purposes of calculating any proportion of holders of Registrable Securities entitled to take action or give notice pursuant to this Agreement.

3.   Shelf Registrations; Exchange Offers
     ------------------------------------

          (a) As promptly as practicable and in no event later than June 12, 1996, Mobil and MGB shall prepare and file with the SEC, and use their commercially reasonable efforts to cause to be declared effective, a Registration Statement under the Securities Act for an offering to be made on a continuous basis pursuant to Rule 415 (or any similar rule that may be adopted by the SEC) under the Securities Act covering all the Registrable Securities (the "Shelf Registration").

          (b) The Shelf Registration shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by such holders in the manner or manners designated by them.

          (c) Mobil and MGB shall each use its commercially reasonable efforts to cause the Shelf Registration to become effective under the Securities Act in accordance with Section 3(a) hereof and shall keep the Shelf Registration continuously effective for a period of three years from the Closing Date or such shorter period which will terminate when all Registrable Securities covered by the Shelf Registration are no longer Restricted Securities. Mobil and MGB shall also supplement or make amendments to any Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used by Mobil and MGB or if required by the Securities Act or if reasonably requested by holders of a majority of the principal amount of the Registrable Securities then outstanding covered by the Shelf Registration.

          (d) Notwithstanding the provisions of Section 3(a), at the option of Mobil and MGB, to the extent any applicable law or applicable interpretation of the staff of the SEC would permit holders of Exchange Securities (other than the Purchaser, any Participating Broker-Dealer (as defined below) or any other person deemed to be an "underwriter" (as defined in Section 2(11) of the Securities Act)) to resell Exchange Securities without restriction, Mobil and MGB may, in lieu of complying with Section 3(a), cause to be filed an Exchange Offer Registration Statement covering the offer by Mobil and MGB to the holders of Certificates to exchange all of the Registrable Securities for Exchange Securities, to use their commercially reasonable efforts to have such Exchange Offer Registration Statement declared effective by the SEC not later than June 12, 1996 and to have such Registration Statement remain effective until the closing of the Exchange Offer; provided, that if the Purchaser notifies Mobil
                               --------
and MGB that it continues to hold Registrable Securities acquired from the Pass Through Trustee, Mobil and MGB shall, at the request of the Purchaser, comply with the provisions of Section 3(a) with respect to the Registrable Securities held by the Purchaser. Mobil and MGB shall commence the Exchange Offer promptly after the Exchange Offer Registration Statement has been declared effective by the SEC by mailing the Prospectus and accompanying documents related to the Exchange Offer to each holder of Certificates stating, in addition to such other disclosures required by applicable law:

               (i) that the Exchange Offer is being made pursuant to this Agreement and that all Registrable Securities validly tendered will be accepted for exchange;

               (ii) the dates of acceptance for exchange (which shall be a period of at least 60 days from the date such notice is mailed) (the "Exchange Dates");

               (iii) that any Registrable Security not tendered will remain out standing and continue to accrue interest but, except as set forth in the last paragraph of this Section 3(d), will not retain any rights under this Agreement;

               (iv) that holders of Certificates electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required to surrender such Registrable Security, together with the enclosed letters of transmittal, to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice prior to the close of business on the last Exchange Date; and

               (v) that holders of Certificates will be entitled to withdraw their election not later than the close of business on the last Exchange Date, by sending to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice of a telegram, facsimile transmission or letter setting forth the name of such holder, the principal amount of Registrable Securities delivered for exchange and a statement that such holder is withdrawing its election to have such Certificates exchanged.

          As soon as practicable after the last Exchange Date, Mobil and MGB shall:

               (i) accept for exchange Registrable Securities or portions thereof tendered and not validly withdrawn pursuant to the Exchange Offer; and

               (ii) deliver or cause to be delivered, to the Pass Through Trustee for cancellation all Registrable Securities or portions thereof so accepted for exchange by Mobil and MGB and issue, and cause the Pass Through Trustee under the Pass Through Trust Agreements governing the Exchange Securities to promptly authenticate and mail to each holder, a new Exchange Security, as the case may be, equal in principal amount to the principal amount of the Registrable Securities surrendered by such Holder.

          Mobil and MGB shall use their commercially reasonable efforts to complete the Exchange Offer as provided above and shall comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate applicable law or any applicable interpretation of the staff of the SEC. Mobil and MGB shall inform the Purchaser of the names and addresses of the holders of Certificates to whom the Exchange Offer is made, and the Purchaser shall have the right, to the extent permitted by applicable law and with Mobil's reasonable approval, to contact such holders and otherwise facilitate the tender of Registrable Securities in the Exchange Offer.

          In connection with the Exchange Registration, Mobil and MGB will provide an undertaking to the staff of the SEC that contains statements and representations substantially in the form set forth in Morgan Stanley & Co. Incorporated (no-action letter available October 11, 1991), Warnaco, Inc., (no-action letter available June 5, 1991) Epic Properties, Inc. (no-action letter available October 21, 1991) and no-action letters to similar effect.

          As provided in the Indenture, in the event that neither the Shelf Registration nor the Exchange Offer Registration is declared effective by June 12, 1996, the interest rate on the Secured Notes shall be permanently increased, beginning at such time, by .50% per annum.

4.   Registration Procedures
     -----------------------

          In connection with the registration obligations of Mobil and MGB pursuant to Section 3 hereof, Mobil and MGB shall use their commercially reasonable efforts to effect such registrations to permit the consummation of the Exchange Offer or the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto Mobil and MGB shall as expeditiously as possible:

          (a) prepare and file with the SEC, within the time period specified in Section 3, a Registration Statement or Registration Statements on any
appropriate form under the Securities Act, which form, in the case of a Shelf Registration, shall be available for the sale of the Registrable Securities by the holders thereof in accordance with the intended method or methods of distribution thereof, and use their commercially reasonable efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including docu ments which would be incorporated or deemed to be incorporated therein by reference and amendments to such documents, other than documents required to be filed pursuant to the Exchange Act) Mobil and MGB shall furnish to the Special Counsel, copies of the Registration Statement or Prospectus and amendments or supplements thereof and all such documents in the form proposed to be filed at least three business days prior thereto, which documents will be subject to the review of the Special Counsel and Mobil and MGB shall not file any such Registration Statement or amendment thereto or any Prospectus or any supplement thereto (including such documents which, upon filing, would be incorporated or deemed to be incorporated by reference therein and amendments to such documents, other than documents required to be filed pursuant to the Exchange Act) to which the Special Counsel shall reasonably object on a timely basis, unless Mobil and MGB are advised by their counsel that such Registration Statement or amendment thereto or any Prospectus or supplement thereto is required to be filed by applicable law;

          (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration statement as may be necessary to keep such Registration Statement continuously effective for the applicable period; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act;

          (c) notify the selling holders of Registrable Securities (except in the cases of clauses (ii) and (iii) hereof) and their Special Counsel promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment related to such Registrable Securities has been filed, and, with respect to a Registration Statement or any post-effective amendment related to such Registrable Securities, at such time as Mobil or MGB become aware that the same has become effective, (ii) of the receipt of any comments from the SEC, (iii) of any request by the SEC for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iv) at such time as Mobil or MGB become aware of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (v) at such time as Mobil or MGB become aware that the representations and warranties of Mobil and MGB contained in any agreement contemplated by paragraph (1) below in connection with the sale of Restricted Securities by selling holders thereof cease to be true and correct, (vi) of the receipt by Mobil or MGB of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale or exchange in any jurisdiction of the United States of America or the initiation of any proceeding for such purpose, (vii) as long as the Exchange Offer Registration Statement or Shelf Registration Statement, as applicable, remains effective, at such time as Mobil or MGB become aware of the happening of any event which makes any statement of a material fact made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue or which requires the making of any changes in a Registration Statement or related Prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (viii) of Mobil's and MGB's determination that a post-effective amendment to a Registration Statement would be appropriate;

          (d) use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale or exchange in any jurisdiction of the United States of America, as promptly as practicable;

          (e) if reasonably requested by any holder of Registrable Securities covered by a Registration statement, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information as such holder reasonably requests to be included therein as may be required by applicable law,
(ii) make all required filings of such Prospectus supplement or such post effective amendment as soon as Mobil and MGB have received notification of the matters to be incorporated in such Prospectus supplement or such post-effective amendment, and (iii) supplement or make amendments to any Registration Statement as may be required by applicable law if reasonably requested by any holder of Registrable Securities covered by such Registration Statement;

          (f) in the case of a Shelf Registration, furnish to each selling holder of Registrable Securities upon request and the Special Counsel, without charge, at least one conformed copy of the Registration Statement or Statements and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference or deemed incorporated therein by reference and all exhibits (including those previously furnished or incorporated by reference), at the earliest practicable time under the circumstances after the filing of such documents with the SEC;

          (g) in the case of a Shelf Registration, deliver to each selling holder of Registrable Securities and the Special Counsel, without charge, as many copies of the Prospectus or Prospectuses (including each Preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; Mobil and MGB consent to the use of such Prospectus or any amendment or supplement thereto in accordance with applicable law by each of the selling holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto in accordance with applicable law;

          (h) prior to any public offering or exchange of Registrable Securities, to use their commercially reasonable efforts to register or qualify or cooperate with the selling holders of Registable Securities and their Special Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale or exchange, as the case may be, under the securities or blue sky laws of such state or local jurisdictions as any seller reasonably requests in writing; keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, however, that neither Mobil nor MGB will be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) register or qualify securities prior to the effective date of any Registration Statement under
Section 3 hereof;

          (i) in the case of a Shelf Registration, cooperate with the selling holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names, in all cases consistent with the requirements set forth in the Pass Through Trust Agreements, as the holders may request;

          (j) subject to the exceptions contained in (A), (B) and (C) of subsection (h) hereof, cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other Federal, state and local governmental regulatory agencies or authorities in the United States as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities and cooperate with each seller of Registrable Securities in connection with any filings required to be made with the National Association of Securities Dealers, Inc.;

          (k) upon the occurrence of any event contemplated by paragraph 4(c)(vii) or 4(c)(viii) above, as promptly as practicable thereafter, prepare and file with the SEC a supplement or post-effective amendment to the applicable Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (l) in the case of a Shelf Registration, enter into such customary agreements and take all such other actions in connection therewith (including those reasonably requested by the holders of a majority of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities including, but not limited to, an underwritten offering and in such connection, (i) to the extent possible, make such representations and warranties to the holders and any underwriters of such Registrable Securities with respect to the business of Mobil, MGB and their respective subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope substantially similar to those made in the Placement Agreement and confirm the same if and when requested; (ii) obtain opinions of counsel to Mobil and MGB (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to Special Counsel) addressed to each selling holder and underwriter of Registrable Securities, covering the matters substantially similar to those covered by the opinions delivered pursuant to the Placement Agreement, (iii) obtain "cold comfort" letters from the independent certified public accountants of Mobil and MGB (and, if necessary, any other certified public accountant of any subsidiary of Mobil, or of any business acquired by Mobil for which financial statements and financial data is or is required to be included in the Registration Statement) addressed to each selling holder and underwriter of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings, and (iv) deliver such documents and certificates substantially similar to those delivered in connection with the Placement Agreement as may be reasonably requested by the holders of a majority in principal amount of the Registrable Securities being sold to evidence the continued validity of the representations and warranties of Mobil and MGB made pursuant to clause (i) above and to evidence compliance with any of the conditions contained in an underwriting agreement;

          (m) in the case of a Shelf Registration, make available for inspection by a repre sentative of the holders of Registrable Securities being sold, Special Counsel and an accountant retained by such selling holders, in a manner designed to permit underwriters to satisfy their due diligence investigation under the Securities Act, all financial and other records, pertinent corporate documents and properties of Mobil and MGB and cause the officers and employees of Mobil, MGB and Mobil's subsidiaries to supply all information reasonably requested by any such representative, attorney or accountant in connection with such registration; provided however, that all such records, information or documents shall be kept confidential by such persons, unless (i) such records, information or documents are in the public domain or otherwise publicly available, (ii) disclosure of such records, information or documents is required by court or administrative order (in which case such person shall consult with Mobil and take such reasonable actions at Mobil's request and expense to quash such order), (iii) disclosure of such records, information or documents, in the written opinion of counsel to such person, is otherwise required by law (including, without limitation pursuant to the requirements of the Securities Act) or (iv) disclosure of such records, information or document is necessary to avoid or correct a misstatement or omission in the Registration Statement, Prospectus, prospectus supplement or any post-effective amendment;

          (n) provide a pass through trustee for the Registrable Securities or Exchange Securities, as the case may be, and cause the Pass Through Trust Agreements (or the pass through trust agreements governing the Exchange Securities) to be qualified under the TIA not later than the effective date of any registration; and in connection therewith, cooperate with the pass through trustee to effect such changes to such pass through trust agreements as may be required for such pass through trust agreements to be so qualified in accordance with the terms of the TIA and execute, and use its commercially reasonable efforts to cause the pass through trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such pass through trust agreements to be so qualified in a timely manner; and

          (o) comply in all material respects with all applicable rules and regulations of the SEC and, in the case of a Shelf Registration, make generally available to its security holders an earning statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year), commencing on the first day of the first fiscal quarter of Mobil commencing after the effective date of a Registration Statement, which statement shall cover said 12-month period.

          Mobil and MGB may require each seller of Registrable Securities under a Shelf Registration to furnish to Mobil and MGB such information required by applicable law to be disclosed in a Shelf Registration Statement as Mobil and MGB may from time to time reasonably request in writing and each holder by acquiring such Registrable Securities agrees to supply such information to Mobil and MGB promptly upon such request. In no event will Mobil or MGB be required to cause any other entity (including, without limitation, MPTN) to be included as an "issuer" in any registration statement required by this Agreement or become a reporting company under federal securities laws.

          Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, in the event of a Shelf Registration, upon receipt of any notice from Mobil or MGB of the happening of any event of the kind described in Section 4(c)(iii), 4(c)(iv), 4(c)(v), 4(c)(vi), 4(c)(vii) or 4(c)(viii) hereof, such holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(k) hereof, or until it is advised in writing (the "Advice") by Mobil or MGB that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference in such Prospectus.

5.   Registration Expenses
     ---------------------

          Mobil and MGB shall pay all fees and expenses incident to the performance of or compliance with this Agreement by Mobil and MGB including, without limitation, (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (in cluding reasonable fees and disbursements not to exceed $10,000 of counsel for any underwriters or holders in connection with blue sky qualification of any of the Exchange Securities or Registrable Securities), (iii) all expenses of any persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement,
(iv) all rating agency fees and (v) the reasonable fees and disbursements of counsel for Mobil and MGB, Special Counsel to the holders of Registrable Securities (which shall not exceed $25,000) and of the independent public accountants of Mobil and MGB, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, but excluding fees of counsel to the underwriters and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a holder of Registrable Securities in an underwritten offering.

6.   Participation of Broker-Dealers in Exchange Offer
     -------------------------------------------------

          (a) Mobil, MGB, the Purchaser and each holder of Registrable Securities acknowledge that the staff of the SEC has taken the position that any broker-dealer that receives Exchange Securities for its own account in the Exchange Offer in exchange for Registrable Securities that were acquired by such broker-dealer as a result of market-making or other trading activities (a "Participating Broker-Dealer") may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with any resale of such Exchange Securities.

          Mobil and MGB understand that it is the Staff's position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Securities owned by them, such Prospectus may be used by Participating Broker-Dealers to satisfy their prospectus delivery obligations under the Securities Act in connection with resales of Exchange Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.

          (b) In light of the above, notwithstanding any other provision of this Agreement, Mobil and MGB agree (x) that the provisions of this Agreement as they relate to a Shelf Registration shall also apply to an Exchange Offer Registration to the extent, and with such modifications thereto as may be, reasonably requested by the Purchaser or one or more Participating Broker-Dealers, in each case subject to the following provisos, in order to expedite or facilitate the disposition of any Exchange Securities by Participating Broker-Dealers consistent with the positions of the Staff recited in 6(a) above and (y) without limiting the preceding clause (x), to maintain the effectiveness of the Registration Statement for such purposes for one year from the date of its original effectiveness; provided that the application of the Shelf Registration
                        --------
procedures set forth in Section 3 of this Agreement to an Exchange Offer Registration, to the extent not required by the positions of the Staff of the SEC or the Securities Act and the rules and regulations thereunder, will be in conformity with the reasonable request to Mobil and MGB by the Purchaser or with the reasonable request in writing to Mobil and MGB by one or more broker-dealers who certify to the Purchaser, Mobil and MGB in writing that they anticipate that they will be Participating Broker-Dealers; and provided further that,
                                               ----------------
in connection with such application of the Shelf Registration procedures set forth in Section 3 to an Exchange Offer Registration, Mobil and MGB shall be obligated to deal only with one entity representing the Participating Broker-Dealers, which shall be the Purchaser unless it elects not to act as such representative.

7.   Indemnification
     ---------------

          Mobil and MGB jointly and severally agree to indemnify and hold harmless the Purchaser and each holder of Registrable Securities and each person, if any, who controls the Purchaser or any holder of Registrable Securities within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages or liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended and supplemented if Mobil or MGB shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Purchaser or any holder of Registrable Securities furnished to Mobil or MGB in writing by such Purchaser or holder of Registrable Securities expressly for use therein.

          In connection with any Shelf Registration in which a holder of Registrable Securities is participating, in furnishing information relating to such holder of Registrable Securities to Mobil or MGB in writing expressly for use in such Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto, the holders of such Registrable Securities agree severally and not jointly, to indemnify and hold harmless the Purchaser and each person, if any, who controls the Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and Mobil, MGB, their respective directors, its officers who sign a Registration Statement and each person, if any, who controls Mobil within the meaning of either such Section, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if Mobil or MGB shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to such information relating to such holder of Registrable Securities furnished in writing by or an behalf of such holder of Registrable securities expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto; provided, however, that no such holder of Registrable Securities shall be liable
- -------- -------
for any claims hereunder in excess of the amount of net proceeds received by such holder of

Registrable Securities from the sale of Registrable Securities pursuant to such Shelf Registration Statement.

          The Purchaser agrees to indemnify and hold harmless Mobil, MGB, the directors of Mobil, the directors of MGB, the officers of Mobil and MGB who sign the Registration Statement and each person, if any, who controls Mobil within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if Mobil or MGB shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to the Purchaser furnished to Mobil or MGB in writing expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

          In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to any of the three preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or
(ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to the actual or potential differing interest between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Purchaser and all persons, if any, who control the Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (b) the fees and expenses of more than one separate firm (in addition to any local counsel) for Mobil, MGB, their respective directors, their respective officers who sign the Registration Statement and each person, if any, who controls Mobil within the meaning of either such Section and (c) the fees and expenses of more than one separate firm (in addition to any local counsel) for all holders of Registrable securities and all persons, if any, who control any holders of Registrable Securities within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In such case involving the Purchaser and such control persons of the Purchaser, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In such case involving the holders of Registrable Securities and such controlling persons of holders of Registrable Securities, such firm shall be designated in writing by holders of a majority in aggregate principal amount of Registrable Securities. In all other cases, such firm shall be designated by Mobil. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          If the indemnification provided for in the first, second or third paragraph of this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by Mobil and MGB on the one hand, the Purchaser on another hand and the holders of Registrable Securities on another hand from the offering of the Exchange Securities or Registrable Securities included in such offering. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then Mobil and MGB on the one hand, the Purchaser on another hand and the holders of Registrable Securities on another hand shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only the relative benefits but also the aggregate relative fault of Mobil and MGB on the one hand, the Purchaser on another hand and the holders of Registrable Securities on another hand in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The parties hereto agree that any amounts paid to the Purchaser pursuant to Section 3 of the Placement Agreement shall not be deemed to be a benefit received by the Purchaser in connection with the offering of the Exchange Securities or Registrable Securities included in such offering. The relative fault of Mobil and MGB on one hand, the holders of Registrable Securities on another hand and the Purchaser on another hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Mobil or MGB, the holders of Registrable Securities or by the Purchaser and the parties' relative intent, knowledge, access to infor mation and opportunity to correct or prevent such statement or omission.

          The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

Notwithstanding the provisions of this Section 7, the Purchaser shall not be required to contribute any amount in excess of the amount received by it pursuant to Section 3 of the Placement Agreement exceeds the amount of any damages that the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          The indemnity and contribution provisions contained in this Section 6 and the representations and warranties of Mobil and MGB contained in this Agreement shall remain operative and in full force and affect regardless of any investigation made by or on behalf of the Purchaser or any person controlling the Purchaser, any holder of Registrable Securities or any person controlling the holder of Registrable Securities, or Mobil, MGB, their respective officers or directors or any person controlling Mobil.

8.   Miscellaneous
     -------------

          (a)  Remedies.  In the event of a breach by Mobil or MGB of any of its
               --------
obligations under this Agreement, each holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement; provided, that in no event shall Mobil or MGB be required
                      --------
to cause any other entity (including, without limitation, MPTN) to be included in any registration statement required by this Agreement or become a reporting company under federal securities laws.

          (b)  No Inconsistent Agreements.  Mobil and MGB shall not, on or after
               --------------------------
the date of this Agreement, enter into any agreement which would prohibit Mobil or MGB from complying with their respective obligations under this Agreement.

          (c)  Amendments and Waivers.  The provisions of this Agreement,
               ----------------------
including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless Mobil has obtained the written consent of holders of a majority of the then outstanding aggregate principal amount of Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter which relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and which does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by holders of at least a majority in aggregate principal amount of the Registrable Securities being sold by such holders.

          (d)  Notices.  All notices and other communications provided for or
               -------
permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, or telecopier:

               (i) if to a holder of Registrable Securities, at the most current address given by such holder to Mobil and MGB in accordance with the provisions of this Section 8(d), which address initially is, with respect to the Purchaser, the address set forth on the first page of the Placement Agreement; and

               (ii) if to Mobil or MGB, initially, c/o Mobil at: 3225 Gallows Road, Fairfax, Virginia 22037, Attention: Treasurer; and thereafter by such other address, notice of which is given in accordance with the provision of this Section 8(d).

          All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; one business day after being sent by next-day solvent air courier; when answered back if telexed; and when receipt acknowledged, if telecopied.

          Copies of all such notices, demands or other communications shall be concurrently delivered by the person giving the same to the Pass Through Trustee under the Pass Through Trust Agreements at the address specified in the Pass Through Trust Agreements.

          (e) Successors and Assigns. This Agreement shall inure to the benefit
              ----------------------
of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent holders of Registrable Securities.

          (f) Counterparts.  This Agreement may be executed in any number of
              ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (g) Headings.  The headings in this Agreement are for convenience of
              --------
reference only and shall not limit or otherwise affect the meaning hereof.

          (H) GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
              -------------
IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

          (i) Severability.  If any term, provision, covenant or restriction of
              ------------
this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

          (j) Entire Agreement.  This Agreement is intended by the parties as a
              ----------------
final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by Mobil and MGB with respect to the securities sold pursuant to the Placement Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          (k) Securities Held by Mobil, MGB or their Respective Affiliates.
              ------------------------------------------------------------
Whenever the consent or approval of holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by Mobil, MGB or any of their respective affiliates (as such term is defined in Rule 405 under the Securities Act) (other than the Purchaser or subsequent holders of Registrable Securities if such subsequent holders are deemed to be such affiliates solely by reason of their holding of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the holders of such required percentage or amount.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                              MOBIL CORPORATION

                              By:  _______________________________________
                              Name:
                              Title:

                              MOBIL G. B. 388 FINANCE INC.

                              By:  _______________________________________
                              Name:
                              Title:

                              MORGAN STANLEY & CO. INCORPORATED, as Initial Purchaser

                              By:  _______________________________________
                              Name:
                              Title:

                                   EXHIBIT A
                                   ---------

             SERIES                                       AMOUNT
             ------                                       ------
1995-A1 Pass Through Trust Certificates               $  4,917,000

1995-A2 Pass Through Trust Certificates                  5,173,000

1995-A3 Pass Through Trust Certificates                  5,462,000

1995-A4 Pass Through Trust Certificates                  5,770,000

1995-A5 Pass Through Trust Certificates                  6,101,000

1995-A6 Pass Through Trust Certificates                 64,762,000
                                                       -----------

                                         Total        $ 92,185,000
                                                       ===========